EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated May 12, 2011, with respect to the combined financial statements of the combined business as defined in note 1 of the combined financial statements incorporated by reference in the Registration Statements of CBRE Group, Inc. (Form S-8 No. 333-116398, Form S-8 No. 333-119362, Form S-8 No. 333-161744, and Form S-3 No. 333-178800) included in Amendment No. 1 to the Current Report on Form 8-K/A of CBRE Group, Inc. dated January 17, 2012.

/s/ ERNST & YOUNG ACCOUNTANTS LLP

Amsterdam

January 17, 2012